UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 8, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.  Entry into a Material Definitive Agreement.

Senior Secured Notes

On June 8, 2018 (the “Issuance Date”),  VIVUS, Inc. (the “Company”) entered into an indenture (the “Indenture”) with U.S. Bank National Association as trustee (in such capacity, the “Trustee”) and collateral agent  (in such capacity, the “Collateral Agent”) in connection with the issuance of $110 million aggregate principal amount of 10.375% senior secured notes due 2024 (the “Notes”).  The Notes will bear interest at a rate of 10.375% per annum payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on September 30, 2018.  In addition, on each interest payment date commencing on June 30, 2021, the Company will make mandatory prepayments of principal on each Note in equal installments plus a prepayment fee equal to 1.00% of the principal paid on such interest payment date prior to the maturity date.  The Notes will mature on June 30, 2024.  The Notes, together with the Athyrium Warrants (as defined herein), were issued at an issue price of 99.0%.

The Notes are senior secured obligations of the Company and are secured by a first lien security interest over all current and future assets of the Company, subject to certain exceptions, thresholds and permitted liens, pursuant to a collateral agreement, dated as of June 8, 2018 (the “Collateral Agreement”), by and among the Company, the other guarantors from time to time party thereto, the Trustee and the Collateral Agent. Pursuant to the Collateral Agreement, the Collateral Agent will act as collateral agent on behalf of the Trustee and the holders of the Notes. In addition, the Notes will be fully and unconditionally guaranteed by any future domestic subsidiaries of the Company.

The Notes may be redeemed at any time at the Company’s option prior to June 8, 2020 at a redemption price equal to (1) 100% of the principal amount of Notes being redeemed on any redemption date plus (2) the amount by which (a) the sum of (i) 105% of the amount of principal of such Notes to be redeemed plus (ii)  the present value at such redemption date of all required interest payments due on the amount of principal of such Notes to be redeemed through June 8, 2020 (excluding accrued but unpaid interest, if any, to the redemption date), computed using a discount rate equal to the comparable treasury rate in respect of such redemption date plus 50 basis points, exceeds (b) the amount of principal of such Notes to be redeemed plus (3) a fee equal to 1.00% of the principal amount paid on such redemption date and accrued and unpaid interest to (but not including) the redemption date.

On or after June 8, 2020, the Notes may be redeemed at the Company’s option at the redemption prices set forth in the table below, plus a fee equal to 1.00% of the principal amount paid on such redemption date, plus in each case accrued and unpaid interest to (but not including) the redemption date:

Period	Redemption Price
From and including June 8, 2020 to and including June 7, 2021	104.00%
From and including June 8, 2021 to and including June 7, 2022	101.00%
From and including June 8, 2022 and thereafter	100.00%

In addition, under the terms of the Indenture, the Company may issue at its option, within twelve months of the Issuance Date, up to an additional $10 million of Notes (the “Additional Notes”) to the note purchasers, subject to meeting certain conditions.

The Indenture includes customary covenants and events of default, including covenants that, among other things, restrict the incurrence of future indebtedness, the granting of liens, the making of investments, distributions or dividends, and the Company’s ability to merge, consolidate or sell assets, in each case subject to certain exceptions.  In addition, the Indenture includes certain financial maintenance covenants related to minimum cash balances and minimum quarterly net revenues related to the Company’s PANCREAZE® product.

Athyrium Warrants

On June 8, 2018, the Company issued warrants (the “Athyrium Warrants”) for up to 3,300,000 shares (the “Athyrium Warrant Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) to affiliates of Athyrium Capital Management (the “Purchasers”).  The Athyrium Warrants have a per share exercise price of $0.3951.  The Athyrium Warrants are immediately exercisable, subject to customary anti-dilution adjustments, and will expire six years after such Issuance Date.  The Athyrium Warrants also contain customary change of control provisions.  In addition, the Company has a right of first offer at a specified Black-Scholes valuation for any transfer of the Athyrium Warrants to a non-affiliated Purchaser.

The net proceeds from the issuance and sale of the Notes and the Athyrium Warrants, after deducting discounts to the purchasers and estimated offering expenses, were approximately $108 million. The Company intends to use such net proceeds from the issuance of the Notes and the Athyrium Warrants to finance a portion of its previously announced acquisition of the rights, title and interest in and to, and the assumption of certain liabilities with respect to, PANCREAZE® and PANCREASE® MT in the U.S. and Canada, including certain related data and intellectual property, from Janssen Pharmaceuticals, Inc. (the “PANCREAZE Acquisition”) and to repurchase $60 million of the Company’s outstanding Convertible Notes due 2020 from the note purchasers or their affiliates for a purchase price of $51 million (plus accrued but unpaid interest to the repurchase date).

The issuance of the Notes, the Athyrium Warrants and the Athyrium Warrant Shares that may be issued pursuant to the exercise of the Athyrium Warrants are expected to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act.

The foregoing summary of the Indenture, the Notes, the Collateral Agreement and the Athyrium Warrants do not purport to be complete and are qualified in their entirety by reference to the Indenture, the form of Note, the form of Athyrium Warrant, the Collateral Agreement, and the related instruments associated therewith, which are attached hereto as Exhibits 4.1, 4.2, 4.3 and 10.1 and incorporated into this Item 1.01 by reference.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On June 8, 2018, the Company closed on the previously disclosed PANCREAZE Acquisition pursuant to the Asset Purchase Agreement (the “Asset Purchase Agreement”) between the Company and Janssen Pharmaceuticals, Inc. for a purchase price of $135 million in cash.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2018.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained under Item 1.01 regarding the Notes and the Athyrium Warrants above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 3.02.  Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 regarding the Athyrium Warrants is hereby incorporated by reference into this Item 3.02.

Item 7.01.  Regulation FD Disclosure.

On June 11, 2018, the Company issued a press release announcing the closing of the PANCREAZE Acquisition and the financing transaction relating to the Notes and the Athyrium Warrants. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information under this Item 7.01 and the related Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference into any of the Company’s filings under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of June 8, 2018, among VIVUS, Inc., as issuer, the other guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent.
4.2	Form of 2024 Note (included in Exhibit 4.1).
4.3	Form of Athyrium Warrant, dated as of June 8, 2018.
10.1	Collateral Agreement, dated as of June 8, 2018, among VIVUS, Inc., as issuer, the other guarantors from time to time party thereto and U.S. Bank National Association, as trustee and collateral agent.
99.1	Press release issued by VIVUS, Inc. dated June 11, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: June 11, 2018